UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report October 9, 2000

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

       Washington                                  04-2454559
(State of Incorporation)             (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                                (425)771-2182
            (Registrant's telephone number, including area code)


Item 5. Other Events

Datamarine International, Inc. has made a private placement equity offering whereby up to 4,387,500 $0.01 par value common shares will be offered for proceeds of up to $3,750,000.

The shares are restricted shares and have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent a registration statement or an applicable exemption from registration requirements. All shares are offered by Datamarine International, Inc. and there are no selling shareholders. The proceeds of the offering will be used to retire existing debt and to provide working capital for general corporate purposes. The offering is expected to conclude on or before December 1, 2000.


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Datamarine International, Inc.
                                                (Registrant)



Date:  October 9, 2000                 /S/ JAN KALLSHIAN
       ---------------                 -----------------
                                       Jan Kallshian
                                       Chief Financial Officer